Exhibit 99.1


Pinnacle Airlines Reports 2003 Earnings of $35.1 million.

MEMPHIS, TENN. January 28, 2004--Pinnacle Airlines, Corp. (NASDAQ: PNCL) today reported annual net income of $35.1 million, or $1.60 per share. Net income increased by $4.3 million, or 13.9%, over 2002 net income of $30.8 million, or $1.41 per share.

Annual operating revenue in 2003 reached $456.8 million, up 37.8% from the prior year, yielding operating income of $64.2 million, which increased by $16.5 million, or 34.7%, over 2002 operating income of $47.7 million.

"In 2003 Pinnacle delivered excellent results in every category, " said Philip Trenary, President and CEO. "Our airline expanded rapidly last year. Through the outstanding efforts of our People and our management team, our airline continued to deliver superior operational performance levels and outstanding service to our Customers. Our financial performance was in-line with our expectations, and despite the many challenges in the airline industry, our company continues to perform well."

Pinnacle, which provides regional jet capacity to Northwest Airlines ("Northwest"), successfully completed an Initial Public Offering of its stock in November 2003. At the time of the offering, Pinnacle and Northwest agreed to amend their operating agreement to, among other things, extend the term of the agreement through December 2017 and reduce the target operating margin from 14% to 10% effective December 1, 2003. Northwest also made a capital contribution of $50.0 million to Pinnacle at the time of the offering, which was used to reduce long-term borrowings.

2003 Full Year Operating Results
--------------------------------

Annual operating revenue of $456.8 million increased $125.2 million, or 37.8%, over 2002 operating revenue of $331.6 million.

In 2003, Pinnacle completed 210,646 block hours, an increase of 59,248, or 39.1%, and 146,898 cycles, an increase of 41,158, or 38.9%. The term "block hours" refers to the elapsed time between an aircraft leaving a gate and arriving at a gate, and the term "cycles" refers to an aircraft's departure and corresponding arrival.

Net income increased by $4.3 million, or 13.9%, to $35.1 million compared to $30.8 million for 2002. Interest expense increased by $7.2 million during 2003 and interest income decreased by $2.6 million. The changes in interest expense and interest income were due primarily to increased borrowings from Northwest.


2003 Fourth Quarter Operating Results
-------------------------------------

Operating revenue increased 33.4% to $127.1 million, from $95.3 million in the same period of the prior year.

Completed block hours increased 21,786, or 54.6%, to 61,709 and completed cycles increased 13,367, or 47.0%, to 41,783.

Operating income increased $1.0 million, or 6.0%, to $17.6 million from $16.6 million in the fourth quarter of 2002. The operating agreement with Northwest provided a target operating margin of 14% for October and November of the 2003 fourth quarter, which, following the initial public offering, was lowered to 10%, effective December 1, 2003. This change lowered fourth quarter operating income by $2.0 million.

Fourth quarter net income of $9.8 million was $0.9 million lower than the same period in 2002. In 2003, interest expense increased $1.7 million and interest income decreased $0.8 million as compared to the same period in 2002.

Pinnacle added 25 jets to its fleet in 2003, bringing its total to 76 Canadair Regional Jets ("CRJ"). Of this 25, six CRJs entered the fleet in the fourth quarter. Pinnacle's fleet growth continues, with 14 CRJs scheduled for delivery in the first quarter of 2004. Northwest Airlines has committed to providing Pinnacle with 129 CRJs by the end of 2005.

Capital expenditures for the year ended 2003 were $10.9 million and cash flow from operations increased $50.0 million. Pinnacle made a $14.8 million payment in the fourth quarter to reduce borrowings on its line of credit. Pinnacle had $31.5 million in cash and cash equivalents on December 31, 2003, which is an increase of $26.9 million over 2002.

For more information regarding changes that occurred in 2003, primarily with regard to balances between Pinnacle and Northwest, please refer to Pinnacle's 2002 Consolidated Financial Statements and Notes, which are included in the registration statement filed at the time of the offering.

Pinnacle Airlines, Inc., operates under the name Northwest Airlink and provides service to destinations in the United States and Canada. Pinnacle operates an all-jet fleet of Canadair 44 and 50-seat Regional Jets from Northwest hubs at Detroit, Memphis and Minneapolis - St. Paul. Pinnacle Airlines maintains its headquarters in Memphis, Tenn., and employs more than 2,400 People.

This press release contains various forward-looking statements that are based on management's beliefs, as well as assumptions made by and information currently available to management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable; it can give no assurance that such expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in our filings with the Securities and Exchange Commission, which are available to investors at our web-site or on line from the Commission. Should one of more of these risks or uncertainties materialize, or should underlying assumptions prove erroneous, actual results may vary materially from results that were anticipated or projected. The Company does not intend to update these forward-looking statements before its next required filing with the Securities and Exchange Commission.

For further information, please visit our web-site at www.nwairlink.com.


                                      # # #

                             Pinnacle Airlines Corp.
                   Condensed Consolidated Statements of Income
                (unaudited, in thousands, except per share data)


                                                         Three Months Ended         Twelve Months Ended
                                                             December 31,               December 31,
                                                    2003             2002           2003            2002
                                                  -----------   ------------     ----------     -------------

Operating revenues:
    Passenger                                     $   125,959    $   93,060      $ 450,611       $   325,386
    Other                                               1,136         2,228          6,159             6,182
                                                  -----------   ------------     ----------     -------------
Total operating revenues                              127,095        95,288        456,770           331,568

Operating expenses:
    Salaries, wages and benefits                       21,355        18,319         83,316            69,085
    Aircraft fuel and taxes                            16,143         9,828         55,007            33,932
    Aircraft maintenance, materials and repairs         4,190         2,191         14,116            13,276
    Depreciation and amortization                         680         1,065          2,912             6,141
    Other rentals and landing fees                      7,836         6,412         29,255            22,819
    Aircraft rentals                                   38,286        26,018        136,273            87,016
    Government reimbursements                            -             -            (1,114)             -
    Other                                              21,043        14,871         72,836            51,644
                                                  -----------   ------------     ----------     -------------
Total operating expenses                              109,533        78,704        392,601           283,913
                                                  -----------   ------------     ----------     -------------
Operating income                                       17,562        16,584         64,169            47,655

Nonoperating (expense) income
    Interest (expense) income, net                     (1,713)          788         (7,157)            2,593
    Miscellaneous income                                  173            21            387                80
                                                  -----------   ------------     ----------     -------------
Total nonoperating (expense) income                    (1,540)          809         (6,770)            2,673
                                                  -----------   ------------     ----------     -------------

Income before income taxes                             16,022        17,393         57,399            50,328

Income tax expense                                      6,216         6,698         22,332            19,543
                                                  -----------   ------------     ----------     -------------
Net income                                        $     9,806    $   10,695      $  35,067       $    30,785
                                                  ===========   ============     ==========     =============

Basic and diluted net income per share            $      0.45    $     0.49      $    1.60       $      1.41
                                                  ===========   ============     ==========     =============

Shares used in computing net income per share          21,892        21,892         21,892            21,892
                                                  -----------   ------------     ----------     -------------

                             Pinnacle Airlines Corp.
                      Condensed Consolidated Balance Sheets
                  (unaudited, in thousands, except share data)


                                                                                   December 31,             December 31,
                                                                                      2003                      2002
                                                                                -----------------        ------------------
Assets
Current assets:
   Cash and cash equivalents                                                    $       31,523              $    4,580
   Receivables, principally traffic from Northwest                                      17,307                  64,818
   Expendable aircraft components, net of allowance for obsolescence                     3,773                   2,822
   Prepaid expenses and other assets                                                     6,810                  14,592
   Deferred income taxes                                                                 2,549                   2,494
                                                                                -----------------        ------------------

Total current assets                                                                    61,962                  89,306

Property and equipment:
   Aircraft and rotable spares                                                          32,779                  24,281
   Other property and equipment                                                         14,081                  12,679
   Office furniture and fixtures                                                         1,258                   1,288
                                                                                -----------------        ------------------
                                                                                        48,118                  38,248
   Less accumulated depreciation                                                       (13,832)                (11,617)
                                                                                -----------------        ------------------
Net property and equipment:                                                             34,286                  26,631

Deposits with Northwest                                                                 13,300                   8,925

Cost in excess of net assets acquired, net of accumulated amortization                  18,422                  18,422
                                                                                -----------------        ------------------

Total assets                                                                    $      127,970              $  143,284
                                                                                =================        ==================

Liabilities and stockholders' equity (deficiency)
Current liabilities
   Accounts payable                                                             $        9,798              $   12,672
   Accrued expenses                                                                     11,621                  11,082
   Line of credit                                                                       10,000                   4,245
   Income taxes payable to Northwest                                                      -                     26,843
   Income taxes payable                                                                  5,596                     816
   Current portion of deferred credits                                                     217                     180
   Current portion of note payable to Northwest                                         12,000                     -
                                                                                -----------------        ------------------
Total current Liabilities                                                               49,232                  55,838

Deferred credits                                                                           719                     936

Deferred income taxes                                                                    6,400                   4,459

Note payable to Northwest                                                              120,000                      -

Commitments and contingencies

Stockholders' equity (deficiency)
 Common stock, $.01 par value:
   Authorized shares - 40,000,000
   Issued and outstanding shares - 21,892,060                                              219                     219
  Additional paid-in capital                                                            84,973                  34,973
  Retained earnings (deficit)                                                         (133,573)                 46,859
                                                                                -----------------        ------------------
Total stockholders' equity (deficiency)                                                (48,381)                 82,051
                                                                                -----------------        ------------------

Total liabilities and stockholders' equity (deficiency)                         $      127,970              $  143,284
                                                                                =================        ==================

                             Pinnacle Airlines Corp.
                 Condensed Consolidated Statements of Cash Flows
                            (unaudited, in thousands)

                                                                        Twelve Months Ended
                                                                            December 31,
                                                                  2003                    2002
                                                            ----------------        ----------------

Cash provided by operating activities                         $   50,082             $     (45)

Cash used in investing activities                                (10,894)               (4,416)

Cash provided by (used in) financing activities                  (12,245)                7,150
                                                            ----------------        ----------------
Net increase in cash and cash equivalents                         26,943                 2,689
Cash and cash equivalents at beginning of year                     4,580                 1,891
                                                            ----------------        ----------------
Cash and cash equivalents at end of year                      $   31,523             $   4,580
                                                            ================        ================